Exhibit 32.2
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned, as Chief Financial Officer of Blackstone / GSO Secured Lending Fund (the “Company”), does hereby certify that to the undersigned’s knowledge:

(1)	the Company’s Form 10-Q for the quarter ended March 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Company’s Form Q for the quarter ended March 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of the Company.
Date: May 10, 2019

By:
/s/ Stephan Kuppenheimer
Stephan Kuppenheimer
Chief Financial Officer